UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2015

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 21, 2015, the United States Court of Appeals for the Second Circuit, or the Second Circuit, issued a decision with respect to the avoidance action captioned Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”), which action has been disclosed in our previous annual reports on Form 10-K and in our most recent quarterly report on Form 10-Q, dated November 12, 2014.

Background

As disclosed in our annual report on Form 10-K for the year ended March 31, 2014, filed on May 22, 2014, the Committee of Unsecured Creditors of Motors Liquidation Company, or the Committee, on behalf of Motors Liquidation Company and its affiliated debtors and debtors-in-possession, or the Debtors, commenced the Term Loan Avoidance Action on July 31, 2009, which seeks the return of approximately $1.5 billion that had been transferred by the Debtors to a consortium of prepetition lenders, or the Secured Lenders, to Motors Liquidation Company (formerly known as General Motors Corporation, or Old GM), in respect of a term loan extended (“Term Loan”) by such Secured Lenders (and which consortium of Secured Lenders asserted that they had a perfected $1.5 billion security interest in certain assets of Old GM, which was principally reflected in one specific Delaware UCC-1 financing statement filed in respect of certain equipment of Old GM). The Committee has asserted that such UCC-1 was effectively terminated when an amendment on Delaware form UCC-3 (although filed in connection with the repayment of an unrelated debt financing that was not secured by such UCC-1), was filed in respect of such UCC-1 security interest. The administrative agent, or the Administrative Agent, for the Term Loan has disputed that assertion on a number of grounds, including by asserting that the termination was unintended and that the UCC-3 was unauthorized.

On June 17, 2014, the Second Circuit certified a threshold question to the Delaware Supreme Court, or the Delaware Court, in the Term Loan Avoidance Action, as follows: Under UCC Article 9, as adopted into Delaware law by Del. Code Ann. tit. 6, art. 9, for a UCC-3 termination statement to effectively extinguish the perfected nature of a UCC-1 financing statement, is it enough that the secured lender review and knowingly approve for filing a UCC-3 purporting to extinguish the perfected security interest, or must the secured lender intend to terminate the particular security interest that is listed on the UCC-3? After accepting the question and following briefing to and oral argument before the Delaware Court, on October 17, 2014, the Delaware Court answered the certified question as follows: It is enough that the secured lender review and knowingly approve for filing a UCC-3 purporting to extinguish the perfected security interest. Following the Delaware Court’s answer to the certified question, the appeal of the United States Bankruptcy Court for the Southern District of New York’s (the “Bankruptcy Court”) Order on Cross-Motions for Summary Judgment (Docket No. 72) and Judgment (Docket No. 73) remained pending before the Second Circuit.

January 21, 2015 Order of the Second Circuit

In its January 21, 2015 decision, the Second Circuit, after taking into account the Delaware Court’s answer to the certified question, reversed the Bankruptcy Court’s grant of summary judgment for the Administrative Agent, holding that the Administrative Agent had authorized the filing of the UCC-3 and thereby extinguished the perfected security interest in the relevant collateral. The Second Circuit instructed the Bankruptcy Court to enter partial summary judgment for the Committee.

The GUC Trust Administrator anticipates that the Bankruptcy Court will schedule a status conference to determine the next steps in the litigation, including possible proceedings to determine the value of any collateral securing the Term Loan that may be unaffected by the Second Circuit’s decision.

As previously disclosed in annual reports filed on Form 10-K (including for the year ended March 31, 2014, filed on May 22, 2014), to the extent that the Committee’s action is successful in obtaining the return of proceeds previously transferred by the Debtors to the Administrative Agent and the Secured Lenders in respect of the Term Loan, the amount so returned will give rise to claims (which are referred to as the Term Loan Avoidance Action Claims) in the amount so returned. The holders of such claims would be entitled to receive a distribution of reserved common stock of General Motors Company, including with respect to common stock that has been set aside from distribution, reserved or sold, any cash and cash equivalents (such cash, “Dividend Cash”) held by the Motors Liquidation Company GUC Trust (the “GUC Trust”) related to such common stock (“New GM Common Stock”), any New GM Common Stock that has been set aside from distribution, reserved or sold, any Dividend Cash related to such New GM Common Stock, and the New GM Warrants, which include the warrants to acquire shares of New GM Common Stock at an exercise price of $10.00 per share and the warrants to acquire shares of New GM Common Stock at an exercise price of $18.33 per share (collectively, the “New GM Securities”) and reserved units representing contingent rights to receive, on a pro rata basis, additional shares of New GM Common Stock and New GM Warrants (such units, “GUC Trust Units”) from the GUC Trust, which would reduce the amount of New GM Securities available for distribution in the future to holders of GUC Trust Units.

The proper beneficiaries of the proceeds of the Term Loan Avoidance Action, if any, is a matter that is currently in dispute. As such, while the successful prosecution of, and recovery under, the Term Loan Avoidance Action will result in the incurrence of additional Term Loan Avoidance Action Claims, it is not known whether holders of general unsecured claims against the Debtors that are allowed at any given time, or Allowed General Unsecured Claims, will benefit from any cash recovered under the Term Loan Avoidance Action. Moreover, following the change of the form of the GUC Trust Units into book-entry form only, represented by one or more global certificates registered in the name of DTC, as depositary, or Cede & Co., its nominee, for so long as DTC is willing to act in that capacity, beneficial interests in the trust established under the Debtors’ Second Amended Joint Chapter 11 Plan, filed with the Bankruptcy Court on March 18, 2011 for the purpose of holding and prosecuting the Term Loan Avoidance Action remained with holders of Allowed General Unsecured Claims, rather than beneficiaries of GUC Trust Units. As such, a holder of a GUC Trust Unit that does not hold a corresponding Allowed General Unsecured Claim will potentially have its recovery diluted through the incurrence of Term Loan Avoidance Action Claims by the GUC Trust, without receiving the benefit of any cash recovered pursuant to the Term Loan Avoidance Action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2015

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

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